Exhibit 21

Subsidiaries of the Company:

•      Papa John’s USA, Inc., a Kentucky corporation

•      PJ Food Service, Inc., a Kentucky corporation

•      Trans Papa Logistics, Inc., a Kentucky corporation

•      Papa John’s Preferred Marketing Solutions, Inc., a Kentucky corporation

•      Risk Services Corp., a Kentucky corporation

•      Capital Delivery, Ltd., a Kentucky corporation

•      RSC Insurance Services Ltd., a Bermuda corporation

•      DEPZZA, Inc., a Delaware corporation

•      Colonel’s Limited, LLC, a Virginia limited liability company

•      PJ Holdings, LLC, a Delaware limited liability company

•      Star Papa, LP, a Delaware limited partnership company

•      Papa John’s Pizza, Ltd., a United Kingdom corporation

•      Papa John’s (GB) Holdings Ltd., a United Kingdom corporation

•      Papa John’s (GB), Ltd., a United Kingdom corporation

•      Sonig Ltd., a United Kingdom corporation

•      Papa John’s Mexico, Inc., a Delaware corporation

•      Papa John’s Capital, SRL de CV, a Mexican corporation

•      Equipo Papa John’s, SRL de CV, a Mexican corporation

•      Papa John’s EUM, SRL de CV, a Mexican corporation

•      PJ Mexico Franchising SRL de CV, a Mexican corporation

•      Papa John’s China, LLC, a Delaware corporation

•      Papa John’s Beijing Co. Ltd, a Chinese corporation